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                                                                    EXHIBIT 23.5


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Total Renal Care Holdings, Inc. on Form S-8 of our report dated March 31, 1995 appearing in the Annual Report on Form 10-K/A of Total Renal Care Holdings, Inc. for the year ended December 31, 1997.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Nashville, Tennessee
June 3, 1998